UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2015

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1564280
(State or other jurisdiction of	Commission	(IRS Employer
incorporation or organization)	File No.: 0-26823	Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 29, 2015, Alliance Resource Operating Partners, L.P., Hamilton County Coal, LLC and White Oak Resources LLC, each of which is a wholly-owned subsidiary of Alliance Resource Partners, L.P. (collectively, the “Lessees”), entered into a master lease agreement with PNC Equipment Finance, LLC (“PNC”) whereby the Lessees executed an aggregate of $100 million of sale-leaseback transactions pursuant to Equipment Schedules with ten separate lessors, including PNC. The terms of the lease agreements call for total monthly lease payments of $1.9 million over four years with balloon payments totaling $21.9 million at the end of the lease term.

The payment of the lease obligations is secured by the leased equipment and lease agreements contain customary provisions regarding events of default, which if not cured within applicable grace periods, would permit the lessor to demand an amount representing a loss value of the underlying equipment along with all past due rental payments.

The foregoing description of the sale-leaseback transaction is qualified in its entirety by reference to Exhibits 10.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

ITEM 2.03           CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

10.1        Master Lease Agreement, dated as of October 29, 2015, between Alliance Resource Operating Partners, L.P., Hamilton County Coal, LLC and White Oak Resources LLC, as lessees, and PNC Equipment Finance, LLC and the other lessors named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date:	November 4, 2015